UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Security Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2009

DUNCAN ENERGY PARTNERS L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-33266	20-5639997
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Louisiana, 10th Floor Houston, Texas 77002 (Address of Principal Executive Offices, including Zip Code)
(713) 381-6500 (Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On April 27, 2009, Duncan Energy Partners L.P. (“Duncan Energy Partners”) issued a press release announcing its financial and operating results for the three months ended March 31, 2009 and held a joint webcast conference call with Enterprise Products Partners L.P. (“Enterprise Products Partners”) discussing those results.  A copy of the earnings press release is furnished as Exhibit 99.1 to this Current Report, which is hereby incorporated by reference into this Item 2.02.  The webcast conference call will be archived and available for replay on Duncan Energy Partners’ website at www.deplp.com for 90 days.

Unless the context requires otherwise, references to “we,” “us,” “our,” or “Duncan Energy Partners” within the context of this Current Report refer to the consolidated business and operations of Duncan Energy Partners L.P.  References to “Parent” and “EPO” refer to Enterprise Products Operating LLC, which is the primary operating subsidiary of Enterprise Products Partners.

Basis of Presentation

Effective February 1, 2007, Duncan Energy Partners acquired controlling ownership interests in five midstream energy companies (the “DEP I Midstream Businesses”) from EPO in a dropdown transaction.  The DEP I Midstream Businesses consist of (i) Mont Belvieu Caverns, LLC (“Mont Belvieu Caverns”); (ii) Acadian Gas, LLC (“Acadian Gas”); (iii) Enterprise Lou-Tex Propylene Pipeline L.P. (“Lou-Tex Propylene”), including its general partner; (iv) Sabine Propylene Pipeline L.P. (“Sabine Propylene”), including its general partner; and (v) South Texas NGL Pipelines, LLC (“South Texas NGL”).

On December 8, 2008, Duncan Energy Partners entered into a Purchase and Sale Agreement (the “DEP II Purchase Agreement”) with EPO and Enterprise GTM Holdings L.P. (“Enterprise GTM,” a wholly owned subsidiary of EPO).  Pursuant to the DEP II Purchase Agreement, DEP OLP acquired 100% of the membership interests in Enterprise Holding III, LLC (“Enterprise III”) from Enterprise GTM, thereby acquiring a 66% general partner interest in Enterprise GC, L.P. (“Enterprise GC”), a 51% general partner interest in Enterprise Intrastate L.P. (“Enterprise Intrastate”) and a 51% membership interest in Enterprise Texas Pipeline LLC (“Enterprise Texas”).  Collectively, we refer to Enterprise GC, Enterprise Intrastate and Enterprise Texas as the “DEP II Midstream Businesses.”  EPO was the sponsor of this second dropdown transaction.

Prior to the dropdown of controlling ownership interests in the DEP I and DEP II Midstream Businesses to Duncan Energy Partners, EPO owned these businesses and directed their respective activities for all periods presented (to the extent such businesses were in existence during such periods).  Each of the dropdown transactions was accounted for at EPO’s historical costs as a reorganization of entities under common control in a manner similar to a pooling of interests.  On a standalone basis, Duncan Energy Partners did not own any assets prior to February 1, 2007.

References to the “former owners” of the DEP I and DEP II Midstream Businesses represent the ownership of EPO in these businesses prior to the related dropdown transactions.  References to “Duncan Energy Partners” mean the registrant and its consolidated subsidiaries since February 2007.

For additional information regarding the DEP I and DEP II dropdown transactions as well as the recast of our historical financial information in connection with the DEP II dropdown transaction, please read Note 1 of the Notes to Consolidated Financial Statements included under Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2008.

Effective January 1, 2009, we adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) 160, Noncontrolling Interests in Consolidated Financial Statements.  SFAS 160 established accounting and reporting standards for noncontrolling interests, which were previously identified as Parent interest in our financial statements.  This new standard requires, among other things, that (i) noncontrolling interests be presented as a component of partners’ equity on our consolidated balance sheet (i.e., elimination of the “mezzanine” presentation previously used for Parent interest); and (ii) elimination of “Parent interest in income of subsidiaries” amounts as a deduction in deriving net income or loss and, as a result, that net income or loss be allocated between

our unitholders and general partner on one hand and noncontrolling interests on the other.   Earnings per unit amounts are not affected by these changes.

The consolidated financial statements included in the attached press release reflect the changes required by SFAS 160.  As a result, net income reported for the first quarter of 2008 in these financial statements is higher than that disclosed previously; however, the allocation of such net income results in our unitholders, general partner and Parent (i.e., the noncontrolling interest) receiving the same amounts as they did previously.

Use of Non-GAAP financial measures

Our press release and/or the webcast conference call discussion include the non-generally accepted accounting principle (“non-GAAP”) financial measures of gross operating margin and distributable cash flow.  The press release provides reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, net cash flows provided by operating activities or any other measure of financial performance calculated and presented in accordance with GAAP.  Our non-GAAP financial measures may not be comparable to similarly-titled measures of other companies because they may not calculate such measures in the same manner as we do.

Gross operating margin.  We evaluate segment performance based on the non-GAAP financial measure of gross operating margin. Gross operating margin (either in total or by individual segment) is an important performance measure of the core profitability of our operations.  This measure forms the basis of our internal financial reporting and is used by management in deciding how to allocate capital resources among business segments. We believe that investors benefit from having access to the same financial measures that management uses in evaluating segment results. The GAAP measure most directly comparable to total segment gross operating margin is operating income.

We define total segment gross operating margin as operating income before (i) depreciation, amortization and accretion expense; (ii) gains and losses from asset sales and related transactions; and (iii) general and administrative expenses.  Gross operating margin is exclusive of other income and expense transactions, provision for income taxes, extraordinary charges, cumulative effect of changes in accounting principles and earnings attributable to noncontrolling interests.  Gross operating margin by segment is calculated by subtracting segment operating costs and expenses (net of the adjustments noted above) from segment revenues, with both segment totals before the elimination of any intersegment and intrasegment transactions.  In accordance with GAAP, intercompany accounts and transactions are eliminated in consolidation.

We include equity earnings from Evangeline in our measurement of segment gross operating margin and operating income.  Our equity investment in Evangeline is a vital component of our business strategy and important to the operations of Acadian Gas.  This method of operation enables us to achieve favorable economies of scale relative to the level of investment and business risk assumed versus what we could accomplish on a stand-alone basis.  Evangeline’s operations complement those of Acadian Gas.

Distributable cash flow.  Distributable cash flow available to the limited partners of Duncan Energy Partners is a useful non-GAAP measure of liquidity that approximates the amount of cash flow that Duncan Energy Partners could pay its unitholders each period before any reserves established by its general partner, DEP Holdings, LLC, for general partnership needs.  On a 100% basis, we define distributable cash flow as net income or loss adjusted for:

▪	the addition of depreciation, amortization and accretion expense;

▪	the addition of cash distributions received from Evangeline, if any, less equity earnings from Evangeline;

▪	the subtraction of sustaining capital expenditures and cash payments to settle asset retirement obligations;

▪	the addition of losses or subtraction of gains relating to the sale of assets and related transactions;

▪	the addition of cash proceeds from the sale of assets and related transactions;

▪
the addition of losses or subtraction of gains on the monetization of derivative instruments recorded in accumulated other comprehensive income (loss), if any, less related amortization of such amounts to earnings; and

▪	the addition or subtraction of other miscellaneous non-cash amounts (as applicable) that affect net income or loss for the period.

Distributable cash flow available to the limited partners of Duncan Energy Partners is determined by reducing distributable cash flow (on a 100% basis, as defined above) for amounts paid (i) by our operating businesses to (a) the Parent with respect to its financial interests in the DEP I and DEP II Midstream Businesses and (b) the related party former owners of such businesses with respect to periods prior to the dropdown transactions, and (ii) to the general partner of Duncan Energy Partners.

Sustaining capital expenditures are capital expenditures (as defined by GAAP) resulting from improvements to and major renewals of existing assets. Such expenditures serve to maintain existing operations but do not generate additional revenues.

Management compares the distributable cash flow we generate to the cash distributions we expect to pay our partners.   Using this data, management computes our distribution coverage ratio.  Distributable cash flow is also a quantitative standard used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is in part measured by its yield, which is based on the amount of cash distributions a partnership pays to a unitholder.  The GAAP measure most directly comparable to distributable cash flow is net cash flows provided by operating activities.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Exhibit
99.1	Duncan Energy Partners L.P. press release dated April 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNCAN ENERGY PARTNERS L.P.

	By:	DEP Holdings, LLC, as general partner
Date: April 27, 2009	By:	/s/ Michael J. Knesek
	Name:	Michael J. Knesek
	Title:	Senior Vice President, Controller
and Principal Accounting Officer
of DEP Holdings, LLC

Exhibit Index

Exhibit No.	Description

99.1	Duncan Energy Partners L.P. press release dated April 27, 2009.